UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 18, 2010
Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On October 18, 2010, Ciena Corporation (“Ciena” or the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into an indenture (the “Indenture”) under which Ciena issued $350 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2018 (the “Notes”). The Notes are Ciena’s senior unsecured obligations and rank equally with all of Ciena’s other existing and future senior unsecured debt. The Notes bear interest at the rate of 3.75% per annum from the date of issuance, payable semi-annually on April 15 and October 15, commencing on April 15, 2011. The Notes will mature on October 15, 2018.
     A further description of the Notes issued under the Indenture is provided in Item 3.02 of our Current Report on Form 8-K filed on October 18, 2010, and is incorporated herein by reference. The description of the Indenture and the Notes is a summary and is qualified in its entirety by reference to the Indenture, which is filed hereto as Exhibit 4.1 and is incorporated herein by reference, and to the Global Note, which is filed as Exhibit A to the Indenture.
Item 8.01 — Other Events.
     On October 18, 2010, Ciena issued a press release announcing the closing of $350 million in aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2018 in a private offering to initial purchasers pursuant to Rule 144A under the Securities Act. The full text of the press release is attached hereto as Exhibit 99.1, and it is incorporated herein by reference.
     On October 19, 2010, Nortel Networks Corporation issued a press release announcing its entry into an agreement with Public Works and Government Services Canada (PWGSC) for the sale of Nortel’s Ottawa Carling Campus. Nortel indicated that it targets a closing for this sale transaction at the end of 2010. A subsidiary of Ciena Corporation is currently a party to a ten-year lease dated as of March 19, 2010 with Nortel Networks Technology Corp., relating to the “Lab 10” building on the Carling Campus (the “Lease”). A copy of the Lease, along with a description of its terms, including certain early lease termination rights and resulting payments to Ciena, was filed by Ciena on March 25, 2010 on Form 8-K. Nortel’s press release further indicated, with respect to the Lease, that “Nortel is directed by PWGSC under the sale agreement to exercise, on closing, Nortel’s early termination rights under the lease, shortening the lease from 10 years to 5 years.” Ciena has not yet received formal notice of the exercise of this early termination right under the Lease, but expects, as indicated in the press release, it will receive such notice upon the completion of the sale of the Carling Campus. Pursuant to the terms of the Lease, in the event that Nortel exercises its early termination rights as indicated in its press release, Ciena would be entitled to receive, within three business days of Nortel’s delivery of an early termination notice, payment of an early termination fee in the amount of $33.5 million USD. Such fee would be paid from the escrowed portion of the purchase price paid by Ciena for substantially all of the optical networking and Carrier Ethernet assets of Nortel’s Metro Ethernet Networks business.
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description of Document

Exhibit 4.1	Indenture dated as of October 18, 2010 between Ciena Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, including the Form of Global Note attached as Exhibit A thereto.

Exhibit 99.1	Press Release dated October 18, 2010, issued by Ciena Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: October 21, 2010	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Document

Exhibit 4.1	Indenture dated October 18, 2010 between Ciena Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, including the Form of Global Note attached as Exhibit A thereto.

Exhibit 99.1	Press Release dated October 18, 2010, issued by Ciena Corporation.